UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐    Preliminary Information Statement
☐    Revised Preliminary Information Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒    Definitive Information Statement

MEDITE CANCER DIAGNOSTICS, INC.
(Name of Registrant as Specified in its Charter)

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MEDITE CANCER DIAGNOSTICS, INC.
4303 SW 34th St.
Orlando FL 32811
(407) 996-9631

Dear Stockholder:

This Information Statement is being furnished on or about December 5, 2016, by MEDITE Cancer Diagnostics, Inc., a Delaware corporation (the “Company”), to holders of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), as of the close of business on November 22, 2016, pursuant to Rule 14c−2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is:

(i) to inform you that we have obtained the written consent of the holders of the majority of the issued and outstanding shares of our Common Stock, to remove Robert F. McCullough, Jr., effective immediately, from the position of Director of the Company; and

(ii) to serve as notice of the foregoing actions in accordance with Section 228(e) of the Delaware General Corporation Law.

The holders of the majority of our issued and outstanding shares of Common Stock executed a written consent in favor of the foregoing action on November 9, 2016. This consent satisfied the stockholder approval requirements under Delaware law and our certificate of incorporation and will allow us to take the proposed action as soon as practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Your consent to the aforementioned action is not required and is not being solicited. The accompanying Information Statement is being furnished to you for informational purposes only. Please read the accompanying Information Statement carefully.

/s/ David E. Patterson
David E. Patterson
Chief Executive Office
December 5, 2016

_____________________________

MEDITE CANCER DIAGNOSTICS, INC.
4303 SW 34th St.
Orlando FL 32811
(407) 996-9631
______________________________

INFORMATION STATEMENT

Dated December 5, 2016

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being mailed on or about December 5, 2016, to the stockholders of record of MEDITE Cancer Diagnostics, Inc. (the “Company,” “we” or “us”) at the close of business on November 22, 2016 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is required or requested on your part.

This Information Statement is being provided:

(i) to inform you that on November 9, 2016, holders of the majority of the issued and outstanding shares of our Common Stock voted by written consent to remove Robert F. McCullough, Jr. from the position of Director of the Company, effective immediately (the “Action”).

(ii) to serve as notice of the foregoing actions in accordance with Section 228(e) of the Delaware General Corporation Law.

Section 228(a) of the Delaware General Corporation Law states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

The Action was approved on November 9, 2016, upon the execution of a written consent by the holders of the majority of the issued and outstanding shares of our Common Stock. Because the Action has been approved by the holders of the requisite number of outstanding shares that are entitled to cast votes, no other stockholder approval of the amendment is necessary. This Information Statement will also serve as notice of actions taken without a meeting as required by Section 228(e) of the Delaware General Corporation Law. No further notice of the Actions described herein will be given to you.

We are currently authorized to issue 35,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $.001 par value per share (“Preferred Stock”). As of the close of business on the Record Date, there were  22,079,262 shares of Common Stock, 47,250 shares of Series A Convertible Preferred Stock, 93,750 shares of Series B Convertible Preferred Stock, 38,333 shares of Series C Convertible Preferred Stock, and 19,022 shares of Series E Stock issued and outstanding. Each share of Common Stock is entitled to one vote and each share of Series E Stock is entitled to one vote for each share of Common Stock into which such share is convertible on the Record Date, calculated to the nearest whole share. As of the Record Date, the Series E Stock outstanding was convertible into approximately 1,312 shares of Common Stock, including converted cumulative dividends. The affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to approve the Action. The requisite stockholder approval of the Action was obtained on November 9, 2016.

The expenses of preparing and mailing this Information Statement and all documents that now accompany or may hereafter supplement it will be borne by us. We will reimburse brokers and other persons holding stock in their names or the names of nominees for their expenses incurred in forwarding this Information Statement to the beneficial owners of such shares.

The Action will become effective upon the passing of 20 calendar days from the date a definitive copy of this Information Statement is mailed to our stockholders.

Required Vote

The affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to approve the Action. The requisite stockholder approval of the Action was obtained on November 9, 2016.

Notice of Action by Written Consent

Pursuant to Rule 14c-2 of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, we are required to distribute an information statement to every stockholder from whom consent is not solicited at least 20 calendar days prior to the earliest date on which the proposed amendment to our Articles of Incorporation becomes effective. This Information Statement serves as the notice required by Rule 14c-2 of Regulation 14C.

Dissenters’ Rights

The stockholders have no right under the DGCL, the Company’s Certificate of Incorporation consistent with above, or the Company’s bylaws to dissent from the action adopted as set forth herein.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information, as of November 22, 2016, with respect to holdings of our Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each person is c/o MEDITE Cancer Diagnostics, Inc.,4203 SW 34th St., Orlando, FL 32811.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Michaela Ott	15,000,000	(2)	67.86%

Michael Ott	15,000,000	(3)	67.86%

Robert F. McCullough, Jr.	1,676,907	(4)	7.58%

David E. Patterson	82,500		*

Augusto Ocana, M.D. and J.D.	179,885		*

William Austin Lewis IV	5,100	(6)	*

Zhongxi Zheng	1,195,625		5.42%

John H. Abeles, M.D.	258,868	(5)	1.17%

All beneficial owners and management as a group (7 persons)	18,398,885		83.33%

*  Less than one percent

(1)
Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of November 22, 2016, upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. There were 22,079,262 shares of common stock outstanding as of the close of business on November 22, 2016.

(2)
Includes: (i) 7,500,000 shares held by Mrs. Ott’s husband, Michael Ott.

(3)
Includes: (i) 7,500,000 shares held by Mr. Ott’s wife, Michaela Ott.

(4)
Includes an aggregate 1,662 shares owned by various trusts of which Mr. McCullough is trustee as follows: MJM Educational Trust (150) shares, PFM Educational Trust (150 shares), CDM Educational Trust (150) shares and the MPC Trust (1,212 shares).

(5)
Includes: (i) 142,518 shares owned by Northlea Partners, LLP (“Northlea”), of which Dr. Abeles is General Partner. Dr. Abeles also owns 28,000 warrants to purchase the Company’s common stock at exercise prices of $4.00-$6.00 over a term of 5-10 years, respectively. On May 25, 2016, Dr. Abeles and Northlea each invested $50,000 in the Company’s secured promissory notes and each received 50,000 warrants to purchase the Company’s common stock at an exercise price of $.80 per share over a term of 5 years (the” $.80 warrants”). The Company has not repaid the secured promissory notes on their maturity date of August 25, 2016, pursuant to which the $.80 per share warrants were issued. Dr. Abeles and Northlea will each receive 10% of their respective principal balance outstanding in $.80 per share warrants for every month that the notes are not repaid. Dr. Abeles disclaims beneficial ownership of all shares and warrants owned by, or issuable to, Northlea except shares and warrants attributable to his 1% interest in Northlea as General Partner. As of the Record Date, Dr. Abeles shall own a total of 65,000 $.80 warrants which includes 15,000 in penalty warrants, and Northlea owns 65,000 $.80 warrants, which includes 15,000 in penalty warrants.

(6)
Prior to being a Director of the Company, Mr. Lewis invested $100,000 in the Company’s secured promissory notes and received 50,000 warrants to purchase the Company’s common stock at $1.60. The warrants have a term of five years with anti-dilution features.  Subsequent to Mr. Lewis becoming a Director, the Company agreed to issue an additional 50,000 warrants and reduce the price of the warrants to $0.80 for the renegotiated terms, eliminating the anti-dilution clause in the warrants.  The Company has not repaid the secured promissory notes on its maturity date of March 31, 2016.  Mr. Lewis will receive 10% of his principal balance outstanding in warrants for every month that the notes are not repaid. As of the Record Date, Mr. Lewis owns a total of 180,000 warrants which includes 80,000 in penalty warrants.

Series E Convertible Preferred Stock

The following table sets forth certain information with respect to holdings of our Series E Convertible Preferred Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of the Company’s Series E Convertible Preferred Stock outstanding as of November 22, 2016, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Kevin F. Flynn June 1992 Non-Exempt Trust 120 South LaSalle Street Chicago, IL 60602	6,667	(3)	35.05%

Rolf Lagerquist 4522 CO Road 21 NE Elgin, MN 55932	2,000,	(4)	10.5%

(1)
No executive officers or directors own any shares of Series E Convertible Preferred Stock.

(2)
Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. There were 19,022 shares of Series E Convertible Preferred Stock outstanding as of the close of business on November 22, 2016.

(3)
Converts into 460 shares of common stock, including shares issuable upon conversion of cumulative dividends.

(4)
Converts into 138 shares of common stock, including shares issuable upon conversion of cumulative dividends.

HOUSEHOLDING

Under SEC rules, only one annual report, information statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with accountholders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, information statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at 4303 SW 34th St., Orlando FL 32811 or at (407) 996-9631.

REQUESTS FOR CERTAIN DOCUMENTS

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including us) file electronically with the SEC. Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.

We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.globalstar.com. The documents available on, and the contents of, our website are not incorporated by reference into this Information Statement.

/s/ David E. Patterson
December 5, 2016	David E. Patterson
Chief Executive Officer